LLC MEMBERSHIP INTEREST PURCHASE AGREEMENT

This LLC Membership Interest Purchase Agreement, dated January 22, 2014, (the "Agreement"), is made by and between Mark Wehberg ("Seller"), a member of VoiceStep Telecom, LLC a California limited liability company (the "Company"), and Tan Tran ("Buyer"), the other member of the Company.

Recitals

WHEREAS, Seller and Buyer (collectively, the "Parties") each own a fifty percent (50%) Percentage Interest in the Company,

WHEREAS, the affairs of the Company are governed by that certain VoiceStep Telecom, LLC Operating Agreement, dated as of May 3, 2005 (the "Operating Agreement"), between Seller and Buyer;

WHEREAS, Seller desires to sell his Percentage Interest (the "Offered Interest") to Buyer, and Buyer desires to purchase the Offered Interest from Seller, subject to the terms and conditions of this Agreement;

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties agree as follows.

Agreement

1. Purchase and Sale of Interest. Subject to the other terms and conditions set forth in this Agreement, Seller hereby agrees to sell the Offered Interest to Buyer at the time and for the consideration specified in Section 4 below, and Buyer hereby agrees to purchase the Offered Interest for such consideration. The foregoing exchange is sometimes referred to below as the "Transaction."

2. Seller's Representations and Warranties. Seller hereby represents and warrants to Buyer as follows. Such representations and warranties shall survive the closing of this Transaction.

(a) The Offered Interest represents Seller's entire right, title and interest in and to the Company.

(b) Until transferred to Buyer pursuant hereto, Seller retains ownership of the Offered Interest, free and clear of all liens, encumbrances, claims, options, security agreements, equities, charges and restrictions.

(c) Seller has the authority to sell the Offered Interest to Buyer.

(d) The sale of the Offered Interest to Buyer will not violate any agreement to which Seller is a party, and Seller hereby consents to the Transaction as required by the Operating Agreement.

3. Buyer's Representations and Warranties. Buyer hereby represents and warrants to Seller as follows. Such representations and warranties shall survive the closing of the Transaction.

(a) Buyer has the authority to purchase the Offered Interest from Seller.

(b) The purchase of the Offered Interest from Seller will not violate any agreement to which Buyer is a party, and Buyer hereby consents to the Transaction as required by the Operating Agreement.

4. Payment By Buyer to Seller. Buyer shall pay to Seller Two Hundred Forty Thousand Dollars ($240,000.00) for the Offered Interest by wire transfer of immediately available funds (the "Purchase Price"). The funds shall be wired by Buyer to counsel for Seller, Kinsella Weitzman Iser Kump & Aldisert LLP, within one (1) business day after this Agreement is signed by the Parties, and shall be wired as follows:

Bank: First Republic Bank
ABA: 321081669
Acct #: 997-0006-3771
Acct Name: Kinsella Weitzman Iser Kump & Aldisert LLP Client Trust Account

5. Execution of Interest of Transfer. Once Seller's counsel receives the $240,000 via wire transfer, Seller shall execute and deliver to Buyer via email to tan.tran@voicestep.com an Instrument of Transfer in the form attached hereto as Exhibit A. Once this email is sent to Buyer, then Seller's counsel will wire to Seller the $240,000 funds Seller's counsel received. Seller will subsequently mail the original Instrument of Transfer to Buyer at: Tan Tran, 14252 Culver Drive, Suite A-717, Irvine, CA 92604

6. Non-Solicitation: Seller acknowledges that he has acquired considerable knowledge about, and expertise in Company's business and Seller has knowledge of, and contact with customers of the Company. Seller further acknowledges that his solicitation of such customers utilizing such knowledge and expertise following the date hereof could materially adversely affect the business of the Company. Accordingly, and in additional consideration of the Purchase Price, Seller agrees that he will not, for a period of twelve (12) months following the date of this Agreement, solicit any customer of Company for voice-over IP telephone services provided by the Company.

7. Indemnity. Buyer agrees, represents, and warrants that Buyer and Company shall defend, indemnify, and hold harmless the Seller and his representatives, agents, and companies from any and all complaints, proceedings, claims, charges, injuries, suits, damages, losses, obligations, promises, agreements, causes of action, liabilities, fees, and expenses, including attorneys' fees, arising out of or related to the Company in any way whatsoever, including but not limited to, the operations and/or business of the Company, the Company's transactions and dealings with third parties, the purchase of Seller's interest in the Company, the Transaction, the actions or inactions of Seller, Buyer, and/or any employees or officers on behalf of the Company.

8. Mutual General Release. Except for the obligations set forth in this Agreement, the Parties and each of them hereby voluntarily, knowingly, and willingly release and forever discharge each other and each other's respective former and current companies, affiliates, successors, assigns, representatives, agents, executives, and owners from any and all complaints, proceedings, claims, charges, injuries, suits, damages, losses, obligations, promises, agreements, causes of action, liabilities, fees, and expenses, including attorneys' fees, of any kind or nature whatsoever, whether now known or unknown, suspected or unsuspected, which the Parties ever had or now have from the beginning of time through the date of this Agreement. The Release in this Section does not apply to the Indemnity set forth in Section 7 of this Agreement.

9. Waiver of Known and Unknown Claims. Except for the obligations set forth in this Agreement, it is the intention of the Parties that this Agreement shall be effective as a full and final accord and satisfactory release of each and every matter specifically or generally referred to herein. The Parties certify that they have read Section 1542 of the California Civil Code ("Section 1542") which states:

> "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

The Parties each waive and relinquish any rights and benefits which they may have under Section 1542. This waiver in this Section does not apply to the Indemnity set forth in Section 7.

10. Binding Effect. This Agreement shall be binding on and inure to the benefit of the successors and assigns of the Parties and the Company.

11. Waiver. The waiver of any breach of this Agreement by any party hereto shall not constitute a continuing waiver or a waiver of any subsequent breach either of the same or another provision of this Agreement.

12. Governing Law. This Agreement and all documents to be executed pursuant to this Agreement and the rights and obligations of the Parties hereto shall be governed by and construed under the laws of the State of California.

13. Headings. The section headings contained in this Agreement are for the purpose of convenience only and shall not be considered in construing this Agreement.

14. Good Faith. Each party to this Agreement agrees to cooperate in good faith with the other and to perform any further acts and execute and deliver any documents that may be reasonably necessary to carry out the provisions of this Agreement. Any and all consents and agreements provided for or permitted by this Agreement shall be in writing.

15. Entire Agreement. This Agreement is the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral agreements and written agreements. The Parties acknowledge that there are no contemporaneous written or oral agreements. No waiver, amendment, change or modification of this Agreement will be valid unless the same is in writing and is signed by all Parties.

IN WITNESS WHEREOF, each of the undersigned has executed this Agreement on the date first shown above.

"Seller"

Mark Wehberg 1/24/14

Mark Wehberg

"Buyer"

Tan C. Tran

Tan Tran

Exhibit A

LLC MEMBERSHIP INSTRUMENT OF TRANSFER

Mr. Tan Tran ("Buyer") and Mr. Mark Wehberg ("Seller") are parties to a LLC Membership Interest Purchase Agreement, dated January 22, 2014 (the "Agreement"). In that connection, Seller hereby acknowledges and agrees as follows:

Pursuant to the Agreement, Seller hereby transfers all of his right, title and interest in the Company to Buyer

ACKNOWLEDGED AND AGREED:

"Seller"

Mark Wehberg

Mark Wehberg

Date: 1/27/14

AMENDED AND RESTATED
OPERATING AGREEMENT
OF
VOICESTEP TELECOM, LLC,
a California Limited Liability Company

This Amended and Restated Operating Agreement of VoiceStep Telecom LLC, a California limited liability company (the "Company"), is made and entered into on January 27th, 2014, and amends and restates in its entirety any preceding version of an operating agreement for the Company.

1.1 General. The Company was formed on January 27, 2005, as a California limited liability company by the execution and filing of its Articles of Organization with the California Secretary of State in accordance with the Beverly-Killea Limited Liability Company Act, which has been superseded by California Revised Uniform Limited Liability Company Act (the "Act"). The Company shall be owned by its Members as described in Schedule A hereto, and the rights and liabilities of the Members shall be as provided in such Act.

1.2 Business Purpose. The business of the Company is, subject to the limitations described herein, to engage in any lawful business activity in which a California limited liability company may engage, as determined from time to time by the Members, except that the Company shall not engage in the businesses of banking or insurance.

1.3 Name and Address of Company. The business of the Company shall be conducted under the name "VoiceStep Telecom LLC," and its principal executive office shall be located at the following address: 7545 Irvine Center Drive, Suite 205, Irvine, California, 92618."

1.4 Term. The term of this Agreement shall be coterminous with the period of duration of the Company as provided in the Articles, which shall be perpetual unless sooner terminated as provided in this Agreement.

1.5 Registered Agent. The Company's registered agent shall be Tan Tran. The registered agent may be changed from time to time by the Member by causing the filing of the name of the new registered agent in accordance with the Act.

IN WITNESS WHEREOF, the undersigned has signed this Agreement as of the date of January 27th, 2014.the parties have signed this Agreement on the date first above written.

SOLE MEMBER

[signature]

Tan Tran

SCHEDULE A

Member	Percentage Interest
Tan Tran	100%
TOTALS:	100%